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                                                                    EXHIBIT 4.3

                              ARTICLES OF EXCHANGE
                                     BETWEEN
                      PUBLIC SERVICE COMPANY OF NEW MEXICO,

                                       AND
                               PNM RESOURCES, INC.
                     (FORMERLY KNOWN AS MANZANO CORPORATION)

         Pursuant to the provisions of the New Mexico Business Corporation Act, Public Service Company of New Mexico ("PNM"), a New Mexico corporation, and PNM Resources, Inc. (formerly known as Manzano Corporation) ("PNM RESOURCES"), a New Mexico corporation, adopt the following Articles of Exchange, effective DECEMBER 31, 2001 AT 12:01 A.M. (MT) (the "EFFECTIVE TIME").

         PNM is reorganizing into a holding company structure pursuant to the Plan of Share Exchange (defined below). Prior to the Effective Time, PNM Resources, Inc. was a wholly-owned subsidiary of PNM. Upon the Effective Time, PNM Resources will become the parent of PNM. PNM Resources is the acquiring corporation and PNM is the acquired corporation.

                                    ARTICLE 1
                             PLAN OF SHARE EXCHANGE

         Pursuant to the Agreement and Plan of Share Exchange dated as of April 17, 2000 ("PLAN OF SHARE EXCHANGE") between PNM and PNM Resources, attached hereto as part of these Articles of Exchange:

         (1) Each share of common stock of PNM ($5.00 par value per share) issued and outstanding immediately before the Effective Time shall be automatically exchanged for one share of common stock of PNM Resources (without par value), which shares of PNM Resources common stock shall thereupon be fully paid and non-assessable;

         (2) PNM Resources shall acquire and become the owner and holder of each issued and outstanding share of common stock of PNM so exchanged; and

         (3) Each share of PNM Resources common stock issued and outstanding immediately prior to the Effective Time shall be cancelled and shall thereupon constitute an authorized and unissued share of PNM Resources.

         Shares of preferred stock of PNM in existence prior to the Effective Time shall not be exchanged or otherwise affected in connection with the Plan of Share Exchange.

                                    ARTICLE 2
                               OUTSTANDING SHARES

Immediately prior to the Effective Time:

         For PNM Resources: 100 shares of PNM Resources common stock issued and outstanding and owned by PNM, and no issued and outstanding shares of PNM Resources preferred stock.

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         For PNM:       39,117,799 shares of PNM common stock issued and
outstanding, and 128,000 shares of preferred stock of PNM issued and outstanding in one series.

                                    ARTICLE 3
                              SHAREHOLDER APPROVAL

         Approval of the Plan of Share Exchange required the affirmative vote of the holders of two-thirds of the shares of PNM common stock entitled to vote at the annual meeting of PNM shareholders held on June 6, 2000.

         Holders of 39,535,699 shares of PNM common stock, issued and outstanding at the close of business on the April 17, 2000 record date, were entitled to vote on the Plan of Share Exchange. Each share of PNM common stock was entitled to one vote. Of the 39,535,699 eligible shares, 28,701,001 shares of PNM common stock were voted in favor of the Plan of Share Exchange, 2,813,624 shares of PNM common stock were voted against the Plan of Share Exchange, 221,815 shares were voted to abstain, and the remainder of the holders of eligible shares were not voted at the June 6, 2000 meeting of PNM shareholders.

                                    ARTICLE 4
                         ACQUIRING CORPORATION STATEMENT

         The adoption plan, I.E., the Plan of Share Exchange, and performance of its terms were duly approved by the board of directors of PNM Resources, along with such other requisite corporate action by PNM Resources.


         Dated:  December 20, 2001.



PNM RESOURCES, INC.


By       /s/ J.E. Sterba
  --------------------------------------------------
         J.E. Sterba, Chairman, President
         and Chief Executive Officer


PUBLIC SERVICE COMPANY
OF NEW MEXICO


By       /s/ J.E. Sterba
  --------------------------------------------------
         J.E. Sterba, Chairman, President
         and Chief Executive Officer


Attachment - Plan of Share Exchange


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                      AGREEMENT AND PLAN OF SHARE EXCHANGE

         THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (this "Agreement"), dated as of April 17, 2000, is between PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (the "Company") and the corporation whose shares of Common Stock, $5.00 par value per share (the "Company Common Stock"), will be acquired pursuant to the Exchange (as hereinafter defined) provided for herein, and MANZANO CORPORATION, a New Mexico corporation ("Manzano") and the corporation which will acquire the Company Common Stock. The Company and Manzano are hereinafter referred to, collectively, as the "Companies".

                                   WITNESSETH:

         WHEREAS, the authorized capital stock of the Company consists of (a) 80,000,000 shares of Company Common Stock, of which 39,535,699 shares are issued and outstanding as of the date hereof, and (b) 10,000,000 shares of Cumulative Preferred Stock, no par value ("Company Preferred Stock"), of which 128,000 shares are issued and outstanding in one series as of the date hereof;

         WHEREAS, Manzano is a wholly-owned subsidiary of the Company with authorized capital stock consisting of (a) 120,000,000 shares of Common Stock, without par value ("Manzano Common Stock"), of which 100 shares are issued and outstanding as of the date hereof and owned of record by the Company, and (b) 50,000,000 shares of Preferred Stock, without par value ("Manzano Preferred Stock"), of which no shares are issued and outstanding as of the date hereof;

         WHEREAS, the Boards of Directors of the respective Companies deem it desirable and in the best interests of the Companies and their shareholders that, at the Effective Time (as hereinafter defined), Manzano acquire each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and that each such share of Company Common Stock be automatically exchanged for one share of Manzano Common Stock with the result that Manzano becomes the owner of all outstanding Company Common Stock and that each holder of Company Common Stock becomes the owner of an equal number of shares of Manzano Common Stock, all on the terms and conditions hereinafter set forth;

         WHEREAS, the implementation of the Exchange is subject, to the extent required, and among other things as provided herein, to the receipt of orders, authorizations and approvals of the New Mexico Public Regulation Commission (the "PRC"), the Federal Energy Regulatory Commission (the "FERC") and the Nuclear Regulatory Commission (the "NRC"); and

         WHEREAS, the Board of Directors of the Company has recommended that the Company's shareholders approve the Exchange and this Agreement, and the Exchange and this Agreement will be submitted to a vote of the holders of Company Common Stock pursuant to the New Mexico Business Corporation Act (the "Act").

         NOW THEREFORE, in consideration of the premises, and of the agreements, covenants and conditions hereinafter contained, and subject to satisfaction of the conditions herein contained, the parties hereto agree with respect to the acquisition and exchange provided for herein (the "Exchange") that at the Effective Time each share of Company Common Stock

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issued and outstanding immediately prior to the Effective Time will be automatically exchanged for one share of Manzano Common Stock, and that the terms and conditions of the Exchange and the method of carrying the same into effect are as follows:

                                    ARTICLE I

         Subject to the satisfaction of the terms and conditions contained herein, the Exchange will be effective upon the filing of Articles of Exchange (the "Articles") with respect to the Exchange with the Corporations Bureau of the PRC or at such later time as may be stated in the Articles (the time at which the Exchange becomes effective being referred to herein as the "Effective Time").

                                   ARTICLE II

         At the Effective Time:

         (1) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically exchanged for one share of Manzano Common Stock, which shares of Manzano Common Stock shall thereupon be fully paid and non-assessable;

         (2) Manzano shall acquire and become the owner and holder of each issued and outstanding share of Company Common Stock so exchanged;

         (3) each share of Manzano Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and shall thereupon constitute an authorized and unissued share of Manzano Common Stock; and

         (4) the former holders of Company Common Stock shall be entitled only to receive shares of Manzano Common Stock in exchange therefor as provided herein subject to statutory dissenters' rights under Sections 53-15-3 and 53-15-4 of the Act that may be applicable to such former holders.

         Shares of Company Preferred Stock shall not be exchanged or otherwise affected in connection with the Exchange. Subject to the terms thereof, each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding following the Exchange and shall continue to be a share of Company Preferred Stock of the applicable series designation.

                                   ARTICLE III

         The consummation of the Exchange is subject to the following conditions precedent at or prior to the Effective Time:

         (1) the receipt and continued effectiveness of (a) the approval by the holders of Company Common Stock as required by the Act and (b) such orders, authorizations, approvals or waivers from the PRC, the FERC, the NRC and any other jurisdictive regulatory bodies, boards or agencies, or other parties, which are required to consummate the Exchange at the

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Effective Time and which do not include, in the sole judgment of the Company's
Board of Directors, unacceptable conditions;

         (2) a registration statement relating to the shares of Manzano Common Stock to be issued or reserved for issuance in connection with the Exchange shall be effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order pursuant to Section 8 thereunder;

         (3) the approval for listing, upon official notice of issuance, by the New York Stock Exchange of the shares of Manzano Common Stock to be issued in connection with the Exchange;

         (4) the receipt of an opinion of counsel or an opinion from the Company's independent public accountants, in form and substance satisfactory to the Board of Directors of the Company and of Manzano, as to the United States federal income tax consequences of the Exchange; and

         (5) the receipt of an opinion, in form and substance satisfactory to the Company's Board of Directors, from Keleher & McLeod, P.A., counsel to the Company, as to the legality of Manzano Common Stock to be issued by Manzano in connection with the Exchange.

                                   ARTICLE IV

         This Agreement may be amended, modified or supplemented, or compliance with any provision or condition hereof may be waived, at any time prior to the Effective Time (including, without limitation after receipt of the affirmative vote of holders of the Company Common Stock as provided in Article V hereof), by the mutual consent of the Boards of Directors of the Company and of Manzano; provided, however, that, after receipt of such holder approval, no such amendment, modification, supplement or waiver shall be made or effected if such amendment, modification, supplement or waiver would, in the sole judgment of the Board of Directors of the Company, materially and adversely affect the rights of the shareholders of the Company.

         This Agreement may be terminated and the Exchange abandoned at any time prior to the Effective Time (including, without limitation, after receipt of the affirmative vote of holders of the Company Common Stock as provided in Article V hereof), if the Board of Directors of the Company determines, in its sole judgment, that consummation of the Exchange would for any reason be inadvisable or not in the best interests of the Company or its shareholders.

                                    ARTICLE V

         The Exchange and this Agreement will be submitted to the holders of Company Common Stock for approval pursuant to the Act. As required by the Act, the affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock will be required to approve the Exchange and this Agreement.

                                   ARTICLE VI

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         Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Company Common Stock may, but shall not be required to, surrender the same to Manzano for cancellation and reissuance of a new certificate or certificates in such holder's name or for cancellation and transfer, and each such holder or transferee will be entitled to receive a certificate or certificates representing the same number of shares of Manzano Common Stock as the shares of Company Common Stock previously represented by the certificate or certificates surrendered. Until so surrendered or presented for transfer, each outstanding certificate which, immediately prior to the Effective Time, represents Company Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of Manzano Common Stock as though such surrender or transfer and exchange had taken place. The holders of Company Common Stock at the Effective Time shall have no right to have their shares of Company Common Stock transferred on the stock transfer books of the Company, and such stock transfer books shall be deemed to be closed for this purpose at the Effective Time, and at and after the Effective Time, such stock transfer books may be deemed to be the stock transfer books of Manzano.

                                   ARTICLE VII

         Prior to or as of the Effective Time, the Company shall cause those directors of the Company identified as Manzano directors in the Company's Proxy Statement for the Company's 2000 Annual Meeting to be elected directors of Manzano, and such directors shall remain as directors of Manzano at and after the Effective Time until Manzano's 2001 Annual Meeting. Each director of the Company as of the Effective Time shall also remain a director of the Company at and after the Effective Time until otherwise determined by Manzano.

                                  ARTICLE VIII

         At the Effective Time, Manzano shall become sponsor of a dividend reinvestment and stock purchase plan ("Manzano Direct Plan") by amendment to the Company's PNM Direct Plan as in effect immediately prior to the Effective Time. At the Effective Time, all shares of Company Common Stock held under the PNM Direct Plan (including fractional and uncertificated shares) immediately prior to the Effective Time shall be automatically exchanged for a like number of shares (including fractional and uncertificated shares) of Manzano Common Stock and shall be held under and pursuant to the Manzano Direct Plan. At the Effective Time, Manzano shall become the sponsor of, and agree to issue Manzano Common Stock on and after the Effective Time in connection with, the Company's Performance Stock Plan and the Company's Director Retainer Plan, each as in effect immediately prior to the Effective Time, by appropriate amendments to these plans.



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         IN WITNESS WHEREOF, each of the Company and Manzano, pursuant to authorization and approval given by its Board of Directors, has caused this Agreement to be executed by its President and Chief Executive Officer and its corporate seal to be affixed hereto and attested by its Secretary as of the date first above written.

                                      PUBLIC SERVICE COMPANY
                                      OF NEW MEXICO



                                      By:      /s/ Benjamin F. Montoya
                                         -------------------------------------
                                               Chairman of the Board
                                               and Chief Executive Officer

ATTEST:


    /s/ Patrick T. Ortiz
-----------------------------------
Secretary

                                      MANZANO CORPORATION



                                      By:      /s/ Benjamin F. Montoya
                                         -------------------------------------
                                               Chairman of the Board
                                               and Chief Executive Officer


ATTEST:


    /s/ Patrick T. Ortiz
-----------------------------------
Secretary